UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 1, 2019

Accelerate Diagnostics, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club Road, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AXDX	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Lawrence Mehren as President and Chief Executive Officer and Director

On December 1, 2019, Lawrence Mehren formally notified Accelerate Diagnostics, Inc. (the “Company”) of his intention to retire as President and Chief Executive Officer and as a director of the Company effective January 31, 2020 (the “Retirement Date”). Mr. Mehren’s decision to retire was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

In connection with Mr. Mehren’s retirement, the Company entered into a Transition Agreement, Part-Time Employment Agreement, and General Release Of Claims, dated December 1, 2019, with Mr. Mehren (the “Transition Agreement”), pursuant to which, among other things:

•	Effective as of the Retirement Date, Mr. Mehren will retire as President and Chief Executive Officer and as a director of the Company.

•	From the date of the Transition Agreement through the Retirement Date, Mr. Mehren will continue to receive his annual base salary of $500,000 (less any base salary amounts waived under the Company’s 2019 Salary Waiver and Nonqualified Stock Option Grant Plan) and continue to participate in the Company’s standard benefit and vacation plans.

•	Mr. Mehren will be entitled to receive a 2019 bonus in the amount he would have received had he continued as a full-time employee through the date such bonuses are paid to other executive officers of the Company and at the same time and in the same manner and form such bonuses are paid or awarded to other executive officers of the Company.

•	Beginning February 1, 2020, Mr. Mehren will transition to a part-time employment role with the Company and report to the Company’s Head of Research and Development, with such part-time employment ending on the second anniversary of the Retirement Date (the “Part-Time Period”) unless earlier terminated in accordance with the Transition Agreement. Mr. Mehren’s duties during the Part-Time Period will consist of, among other things, advising, consulting, and counseling his successor and the Head of Research and Development, or their respective delegates.

•	During the Part-Time Period, the Company will pay Mr. Mehren an annual base salary of $250,000, and Mr. Mehren will work for the Company a minimum of 25 hours per week. Other than the 2019 bonus referred to above, and unless otherwise determined by the Company’s compensation committee, Mr. Mehren will not be entitled to any cash bonuses from the Company during the Part-Time Period and will not be eligible to receive future grants of stock options, performance shares, or other awards under the Company’s 2012 Omnibus Equity Incentive Plan.

•	Consistent with the terms of his stock option awards, each of Mr. Mehren’s currently outstanding stock options will remain outstanding and continue to vest during the Part-Time Period. In all other respects, each option will remain subject to the terms and conditions of the applicable option agreement; provided, however, that any unvested stock options as of the Retirement Date may be subject to forfeiture, recoupment, or “clawback” if Mr. Mehren violates the non-competition, non-solicitation, confidentiality, invention assignment or other material covenants set forth in a new restrictive covenant agreement (the “New Confidentiality Agreement”), entered into by Mr. Mehren and the Company in connection with the Transition Agreement.

•	The New Confidentiality Agreement replaces Mr. Mehren’s existing confidentiality agreement in its entirety and applies to Mr. Mehren for the duration of his employment, and certain restrictive covenants in the New Confidentiality Agreement will extend for a period of one year after the Part-Time Period ends. Mr. Mehren has also agreed to a general release of claims in favor of the Company.

•	During the Part-Time Period, Mr. Mehren will be eligible to participate in the Company’s standard company benefit and vacation plans. Upon Mr. Mehren’s termination of part-time employment, or at the expiration of the Part-Time Period, Mr. Mehren and his eligible dependents will be eligible to elect and purchase, at his cost, group medical coverage through COBRA or within the Company’s then existing group health plan.

The foregoing description of the Transition Agreement is not complete and is qualified in its entirety by reference to the full text of the Transition Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

On December 4, 2019, the Company issued a press release regarding Mr. Mehren’s retirement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference.

Appointment of John Phillips as Chief Executive Officer

In connection with Mr. Mehren’s retirement, on December 1, 2019, the Board of Directors (the “Board”) of the Company appointed John (Jack) Phillips, the Company’s current Chief Operating Officer, to replace Mr. Mehren as Chief Executive Officer of the Company, effective February 1, 2020.

Mr. Phillips, age 54, has been serving as the Company’s Chief Operating Officer since August 2019. Prior to joining the Company, Mr. Phillips served as President and Chief Executive Officer of Roche Diagnostics Corporation, a division of Roche Holding AG, a biotech company, from January 2010 through August 2019. As President and Chief Executive Officer of Roche Diagnostics Corporation, Mr. Phillips was accountable for commercial operations, performance and strategy of approximately 4,200 employees in the United States and Canada. He also served as a member of Roche’s global Diagnostics Leadership Team. Prior to his role as President and Chief Executive Officer of Roche Diagnostics Corporation, Mr. Phillips held senior leadership roles at Ventana Medical Systems, a cancer diagnostic company and a member of the Roche Group, including Senior Vice President of Commercial Operations for North America and Japan from July 1999 to December 2009. Before joining Ventana Medical Systems, Mr. Phillips worked at Bayer Diagnostics and Motorola. Mr. Phillips holds a B.S. in marketing from Northern Kentucky University.

There are no arrangements or understandings between Mr. Phillips and any other person pursuant to which he was appointed to serve as Chief Executive Officer of the Company. There are also no family relationships between Mr. Phillips and any director or executive officer of the Company, and Mr. Phillips does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K other than the private placement transaction disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on August 21, 2019.

Election of Louise Francesconi as Director

On December 1, 2019, the Board elected Louise Francesconi as a director of the Company, effective December 2, 2019. The Board has not yet appointed Ms. Francesconi to any committees, though it may appoint her to one or more committees in the future. On December 2, 2019, the Company issued a press release announcing Ms. Francesconi’s appointment to the Board, a copy of which is attached hereto as Exhibit 99.2 and is incorporated by reference.

Ms. Francesconi will receive the standard compensation for non-employee directors as described in the Company’s most recent proxy statement on Schedule 14A dated April 5, 2019.

Except as described above, Ms. Francesconi was not selected as a director of the Company pursuant to any arrangement or understanding between her and any other person. Ms. Francesconi has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description

99.1	Press Release, dated December 4, 2019

99.2	Press Release, dated December 2, 2019

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2019	ACCELERATE DIAGNOSTICS, INC. (Registrant) /s/ Steve Reichling Steve Reichling Chief Financial Officer